                                                                   EXHIBIT 10.85

                                GRADALL EQUIPMENT
                              DISTRIBUTOR AGREEMENT

AGREEMENT between THE GRADALL COMPANY of New Philadelphia, Ohio (hereinafter called "The Company") and:
Western Traction Company
1333 Atlantic Street
Union City, California 94587

(hereinafter called 'The Distributor") covering the sale of Gradall EXCAVATOR equipment. including superstructure. wheel undercarriage, crawler, attachments and parts set forth in Annex "A" and/or Annex "A-1" attached hereto (hereinafter sometimes referred to as "products"):

Territory: The Distributor's territory shall consist of the following area:

In the State of California, all counties North of, but excluding San Luis Obispo, Kern, Inyo and the Eastern slope of the Sierra Nevada Mountains in Mono County.

A. Transactions Covered: The Distributor shall have the privilege of purchasing such products and reselling the same as an authorized Distributor for the Company. No sales of used, repaired, rebuilt or second-hand products are covered by this Agreement, nor other new products unless specifically listed in Annex "A" and/or Annex "A-1.

B. Sales Activities: The Distributor shall use his best efforts in promoting. maintaining and increasing the sale and use of said products in the territory. He agrees to carry in stock within his territory certain of the products covered hereby of a type and quantity to be mutually agreed on. He shall maintain within his territory an organization and facilities adequate and appropriate for his territory. for the solicitation of business. and the storage. installation. and servicing of said products.

The Company shall provide the Distributor with such quantities of its sales literature, including price lists, catalogs, photographs and circulars, at are regularly furnished to its Distributors; and the Distributor shall be responsible for regular distribution of such sales literature. Additional quantities of the literature shall be requested regularly to insure an adequate supply on hand at all times.

C. Prices: The Company will furnish the Distributor with the Company's suggested prices for the products These prices are subject to change upon notice to the Distributor.

D. Discount: On all products purchased by the Distributor under this Agreement, the price to him shall be the Company's price less the applicable base discount stated in Annex "A" and/or Annex "A-1," which shall be applicable subject to modification from time to time at the Company's discretion. That discount shall be allowed in full on all orders received from the Distributor and accepted by the Company where the underlying orders to the Distributor arise from sources within his designated territory and which require and are completed by shipment to and original use in his designated territory; in other cases the discount shall be adjusted as provided in paragraph E.

E. Adjustments of Discounts: (a) Where the Company accepts an order from a Federal Government, or any agencies thereof, no compensation shall be due the Distributor unless the Distributor has been requested by the Company to participate in the transaction in which event the compensation will be adjusted in accordance with paragraph (b) below.

(b) Where the Company accepts an order from any source outside the Distributor's designated territory requiring shipment to and original use and delivery in the Distributor's territory, or where a customer located within the Distributor's territory prefers to deal with, and place orders directly with the Company requiring shipment to and original use and delivery in the Distributor's territory, or where orders originate in the Distributor's territory but the completion thereof requires shipment, original use and delivery outside the designated territory, compensation to the Distributor shall be adjusted on the basis of the extent of the Distributor's participation in the transaction, if any. Generally, three-quarters of the base discount will be considered to be fair for securing and financing an order, and one-quarter for pre-delivery, delivery, and servicing of equipment after shipment. The decision of the Company in all cases shall be final and binding upon the Distributor.

F. Terms of Sales: All orders are subject to approval or modification by the Company's main office. The terms of sale shall be Net 30 days, f.o.b. factory. A special cash discount of 2% of the net f.o.b. factory price will be allowed on the purchase of any machine superstructure, undercarriage or boom attachment, provided the Distributor's account is not past due, and provided that full payment is made within 15 days from date of shipment from the factory. No cash discount will be allowed on payment for parts. All payments shall be made in United States funds free of exchange and collection charges. Overdue accounts are subject to a charge of 1-1/2% per month or the maximum legal contractual rate between corporations, whichever is the lesser. If, in the sole discretion of the Company, terms of payment other than those stipulated above appear advisable, the Distributor shall agree to an equitable revision of such terms. "Volume Discounts", Cancellation Charges, "Floor Plan" and "Rental Terms" are set forth in Annex "B."

G. Forcemajeure: The fulfillment of accepted orders is contingent on accidents, fires, strikes, or other causes beyond the Company's control.

H. Termination: (1) The parties to the Agreement may by mutual consent terminate the Agreement any time.

(2) Either party to the Agreement may terminate the Agreement immediately by telegraphic or written notice to the other party for any one of the following causes: (a) insolvency. (b) bankruptcy, (c) assignment of property for the benefit of creditors, (d) re-organization and/or changes in ownership,(e) default in payment of monies due the terminating party and (f) breach of covenants or failure to perform under provisions of this Agreement.




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
                                GRADALL EQUIPMENT
                              DISTRIBUTOR AGREEMENT

AGREEMENT between THE GRADALL COMPANY of New Philadelphia, Ohio (hereinafter called "The Company") and:

Western Traction Company
1333 Atlantic Street
Union City, California 94587

(hereinafter called "The Distributor") covering the sale of Gradall EXCAVATOR equipment, including superstructure, wheel undercarriage, crawler, attachments and parts set forth in Annex "A" and/or Annex "A-1" attached hereto (hereinafter sometimes referred to as "products"):

Territory: The Distributor's territory shall consist of the following area:

In the State of Nevada, all counties West of and including Humboldt, Lander and Nye.

A. Transactions Covered: The Distributor shall have the privilege of purchasing such products and reselling the same as an authorized Distributor for the Company. No sales of used, repaired, rebuilt or second-hand products are covered by this Agreement, nor other new products unless specifically fisted in Annex "A" and/or Annex "A-1."

B. Sales Activities: The Distributor shall use his best efforts in promoting, maintaining and increasing the sale and use of said products in the territory. He agrees to carry in stock within his territory certain of the products covered hereby of a type and quantity to be mutually agreed on. He shall maintain within his territory an organization and facilities. adequate and appropriate for his territory, for the solicitation of business, and the storage, installation, and servicing of said products.

The Company shall provide the Distributor with such quantities of its sales literature, including price lists, catalogs, photographs and circulars, as are regularly furnished to its Distributors; and the Distributor shall be responsible for regular distribution of such sales literature. Additional quantities of the literature shall be requested regularly to insure an adequate supply on hand at all times.

C. Prices: The Company will furnish the Distributor with the Company's suggested prices for the products. These prices are subject to change upon notice to the Distributor.

D. Discount: On all products purchased by the Distributor under this Agreement, the price to him shall be the Company's price less the applicable base discount stated in Annex "A" and/or Annex "A-1," which shall be applicable subject to modification from time to time at the Company's discretion. That discount shall be allowed in full on all orders received from the Distributor and accepted by the Company where the underlying orders to the Distributor arise from sources within his designated territory and which require and are completed by shipment to and original use in his designated territory; in other cases the discount shall be adjusted as provided in paragraph E.

E. Adjustments of Discounts: (a) Where the Company accepts an order from a Federal Government, or any agencies thereof, no compensation shall be due the Distributor unless the Distributor has been requested by the Company to participate in the transaction, in which event the compensation will be adjusted in accordance with paragraph (b) below

(b) Where the Company accepts an order from any source outside the Distributor's designated territory requiring shipment to and original use and delivery in the Distributor's territory, or where a customer located within the Distributor's territory prefers to deal with, and places orders directly with the Company requiring shipment to and original use and delivery in the Distributor's territory, or where orders originate in the Distributor's territory but the completion thereof requires shipment, original use and delivery outside the designated territory, compensation to the Distributor shall be adjusted on the basis of the extent of the Distributor's participation in the transaction, if any. Generally, three-quarters of the base discount will be considered to be fair for securing and financing an order, and one-quarter for pre-delivery, delivery, and servicing of equipment after shipment. The decision of the Company in all cases shall be final and binding upon the Distributor.

F. Terms of Sales: All orders are subject to approval or modification by the Company's main office. The terms of sale shall be Net 30 days, f.o.b. factory. A special cash discount of 2% of the net f.o.b. factory price will be allowed on the purchase of any machine superstructure, undercarriage or boom attachment, provided the Distributor's account is not past due, and provided that full payment is made within 15 days from date of shipment from the factory. No cash discount will be allowed on payment for parts. All payments shall be made in United States funds free of exchange and collection charges. Overdue accounts are subject to a charge of 1-1/2% per month or the maximum legal contractual rate between corporations, whichever is the lesser. If, in the sole discretion of the Company, terms of payment other than those stipulated above appear advisable, the Distributor shall agree to an equitable revision of such terms. "Volume Discounts", "Cancellation Charges", "Floor Plan" and "Rental Terms" are set forth in Annex "B."

G. Forcemajeure: The fulfilment of accepted orders is contingent on accidents, fires, strikes, or other causes beyond the Company's control.

H. Termination: (1) The parties to the Agreement may by mutual consent terminate the Agreement any time.

(2) Either party to the Agreement may terminate the Agreement immediately by telegraphic or written notice to the other party for any one of the following causes: (a) insolvency, (b) bankruptcy, (c) assignment of property for the benefit of creditors, (d) re-organization and/or changes in ownership, (e) default in payment of monies due the terminating party and (f) breach of covenants or failure to perform under provisions of this Agreement.

(3) If either party is dissatisfied with the other party's performance under the Agreement and wishes to terminate the Agreement (for reasons other than the causes in paragraph 2 above) the complaining party may initiate a termination procedure in the following manner: (a) The party wishing to terminate the Agreement shall mail a notice to the other party stating his reasons for dissatisfaction with the other party's performance under the contract. (b) The party initiating the termination procedure shall give the other party a thirty day period after the above notice to personally discuss the areas of differences with a top official of the party initiating the termination procedure. (c) The initiating party shall give the other party an additional 30 days to correct, to the satisfaction of the initiating party, any alleged deficiencies in the other party's performance under the Agreement, (d) If the initiating party decides 60 days following the issuance of his original notice that the other party's performance under the Agreement is still not satisfactory, the initiating party may notify the other party by registered mail of the termination Agreement 30 days from the date of the mailing of this notice.


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
(4) Every liability and obligation of either party to the other accrued at the time of expiration or termination of this Agreement shall continue and be payable not withstanding such expiration or termination. Upon breach of, or termination of this Agreement by the Distributor the Company may at its option cancel any or all unfilled orders. Upon breach of or termination of this Agreement by the Company, all unfilled orders shall be automatically canceled without notice except those covering products already contracted to be sold by the Distributor.

I. Return of Products: (a) With the written consent of the Company. except as provided below, the Distributor may return unused new products for credit provided that such products ware originally purchased from the Company and have appeared on all inventory lists supplied the Company. Credit will be allowed to the Distributor at the net price originally received by the Company, less any transportation expense paid by the Company, handling, inspection, painting and other restocking charges necessary to recondition product to make it saleable as new material, See Annex "C" for Annual Return and errors in shipment.
(b) The Company, at any time by written notice to the Distributor, may designate products as non-returnable. Within a period of 30 days after the giving of such notice, the Distributor may without further consent of the Company return products to designated upon the terms stated in (a) above. If the Distributor fails to do so within this period, the Company need not consent to the return of any such product, (c) Upon termination by the Distributor of this Agreement, the Company may, at its option, require the return of any or all of the Distributor's stock for credit in accordance with (a) and (b) above. (d) Upon termination of this Agreement by the Company, with the exception of such products as may have been previously contracted to be told by the Distributor and excepting such products as may have become non-returnable for credit in accordance with (b) above, the Distributor may return promptly to the Company, in accordance with its shipping instructions, all unused new products which were originally purchased from the Company and which have appeared in all inventory lists supplied to the Company. Credit will be allowed to the Distributor in accordance with (a) above except that the Company will bear the transportation costs from the Distributor.

J. Warranty: The Company's warranty is set forth in the Warranty Policy and Instruction Manual attached as Annex "D",

THAT WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WHETHER WRITTEN, ORAL OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

K. Reports: The Distributor shall forward for the Company's confidential use such balance sheets, earnings statements or other financial information pertaining to his business at such time or times as may reasonably be requested by the Company. The Distributor shall keep the Company continually informed as to the description, serial number, machine application and place of delivery of all products sold, together with the names and addresses of purchasers. The Distributor will furnish the Company on the 25th of each month, detailed reports as to the Distributor's inventory.

L. Discontinuance Of And Changes in Products: The Company shall have the right at any time to discontinue the manufacture or sale of any of its products, to make changes in design and to add, modify or delete features of its products, without incurring any obligation to install or provide the same on any products previously manufactured or told by the Company.

M. Amendments: Annexes are subject to change upon notice to the Distributor by the Company; otherwise



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

no change or modification of the Agreement shall be effective unless it is reduced to writing and signed by both parties.

N. Applicable Laws: This Agreement is to be construed under and in accordance with the laws of Ohio, It is subject to such modifications as may be reasonably necessary as a result of changes in state or federal laws or regulations, If any provision of this Agreement is prohibited by law or regulation of federal or state government or any political subdivision thereof, it shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement,

0. General: The full cost, responsibility, and duty for or in connection with acquiring or renting, and for or in connection with operating and maintaining the Distributor's place of business and all other property and facilities used by the Distributor, shall rest upon the Distributor. Nothing herein or otherwise is intended or shall be construed to constitute the Distributor an agent, servant, or employee of the Company, and the Distributor has and shall have no power or authority whatever to make any agreement, incur any liability, obligation, or indebtedness whatever, for or on behalf of or in any way binding upon the Company. The Distributor will not use directly or indirectly, in whole or in part the trademarks or name of the Company as a part of the corporate or business name of the Distributor. The Distributor shall not assign nor transfer this Agreement, either in whole or in part, to any other party without written content of the Company.

SIGNED ON 4-30-84 but effective as of October 28, 1983.





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
ANNEX - TABLE OF CONTENTS


                                                                            Page
BASE DISCOUNT RATES (Annex A) ..........................................   Page 4

BASE DISCOUNT RATES (Annex A-1) ........................................   Page 4-A

SPECIAL "VOLUME DISCOUNT" (Annex B1) ...................................   Page 5

CANCELLATION CHARGE SCHEDULE (Annex B2) ................................   Page 6

"FLOOR PLAN" TERMS (Annex B3) ..........................................   Page 7

RENTAL PLAN (Annex B4) .................................................   Page 8

CONVERSION from "FLOOR PLAN" to RENTAL PLAN (Annex B5) .................   Page 9

SERVICE PARTS RETURN POLICY (Annex C) ..................................   Page 10

WARRANTY POLICY (Annex D) ...............................................  Page 11

                           GRADALL EXCAVATOR EQUIPMENT

                                    ANNEX "A"

BASE DISCOUNT RATES:

The following discount rates shall be applicable:

G-1000 Gradall Excavator complete with standard wheel undercarriage or crawler ... 17.5%

G-1000 Gradall Excavator upperstructure only ..................................... 17.5%

G-880 Gradall Excavator complete with standard wheel undercarriage or crawler ....   20%

G-880 Gradall Excavator upperstructure only ......................................   20%

G-660 Gradall Excavator complete with standard wheel undercarriage or crawler ....   20%

G-660 Gradall Excavator upperstructure only ......................................   20%

G-660 Gradall Excavator complete with railroad wheel undercarriage ...............   20%

G-3W Gradall Excavator complete w/standard wheel undercarriage or crawler ........   20%

G-3W Gradall Excavator upperstructure only .......................................   20%

G-3R Gradall Excavator rough terrain excavator ...................................   20%

G-3XR Gradall Excavator with or without railroad wheel undercarriage .............   20%

Standard attachments for Qradall Excavator upperstructure ........................   20%

Wheel undercarriage or Crawler only and their attachments ........................   10%

Gradall Excavator Repair Parts purchased for Stock (single order value $3,000 or
more) ............................................................................   32%

Gradall Excavator Repair Parts purchased for Stock
(single order value less than $3,000) ............................................   30%

Gradall Excavator Repair Parts not purchased
on allotted stock orders (emergency) .............................................   20%

Gradall Excavator Repair Parts considered non-factory stock or obsolete ..........   15%

It is understood that some items of a special or semi-special nature manufactured by the Company, as well as certain items not manufactured by the Company, will not carry the usual Base Discount Rate. If any such items are quoted to the Distributor, the Company may quote them at a discount different than the usual base rates or on a net price basis.

                                GRADALL EQUIPMENT

                                    ANNEX "B"

B1 - GRADALL "VOLUME DISCOUNT":

All models of Gradall are subject to "Volume Discount" when an order meets the following eligibility requirements:

1. Order is for two or more machines with number of "Floor Plan" orders limited to normal stocking levels, the remainder ordered, shipped and paid for on "Open Account" terms.

2. Order is for machines identical in model and machine options.

3. Machines are shipped when ready.

Suggested list prices and distributor base discount will be adjusted as follows:

             Quantity of Machines Ordered                      2    3     4    5     6 or More
             % Suggested List Price is Lowered                 2    3     4    5     6
             % Distributor Discount is Lowered
             against Original Suggested List
             Price.                                            1    1 1/2 2    2 1/2 3

Cash Discount or 2% applies to the Net F.O.B. factory price.

                                GRADALL EQUIPMENT

                                    ANNEX "B"

B2 - CANCELLATION CHARGE SCHEDULE:

1. Special machines and Special Attachments: Special machines and special attachments will be subject to the following cancellation charge schedule or additional costs incurred by the company such as but not limited to material, labor, overhead and engineering of special items, whichever is the greater.

Cancellation Charge Schedule if cancelled within:
90 to 60 days from promised shipment date -- 2%*
59 to 30 days from promised shipment date -- 3%*
      29 days from promised shipment date -- 4%*

* of machine order net invoice price

2. A cancellation charge of $600.00 will be billed to the distributor if a confirmed order for a standard machine is cancelled prior to shipment. On models with extended delivery promise (excess of 90 days) the distributor may cancel his order within the first thirty days from date of confirmed order without any cancellation charge.





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
                                GRADALL EQUIPMENT

                                    ANNEX "B"

B3 - GRADALL "FLOOR PLAN":

Amount to be Financed: 100% of Distributor's net invoice price.

Term: 9 Months.

Payment:

10% of contract amount due 6 months from contract date, plus accrued interest on the unpaid balance. 10% of contract amount due 7 months from contract date, plus accrued interest on the unpaid balance. 10% of contract amount due 8 months from contract date, plus accrued interest on the unpaid balance. Balance of contract amount due 9 months from contract date, plus accrued interest on the unpaid balance.

Interest Rate: Citibank, New York Prime Rate floating monthly at the rate in effect on the 25th day of the previous month, commencing 3 months from contract date.

Documentation Charge: $25.00 on each transaction. Should the transaction be discounted in accordance with the Distributor's Agreement or paid in full within 90 days of the contract date, full refund of the documentation charge will be made.

Cash Discount: 2% 15 days.
               1% 45 days.

Short-term, unpaid-for demonstrations are permitted. If equipment is placed on rental, the obligation must be paid in full or converted to the Rental Plan. If equipment is sold, the obligation must be paid in full immediately.

The Warner & Swasey Company reserves the right to finance any transactions itself or to assign all documents for financing by others.

The balloon note may be refinanced if necessary, but only at the discretion of the Division and financing company, upon terms and conditions which they deem acceptable.

In order to finance equipment, the Distributor must execute the appropriate U.C.C.-1 forms, a Sale and Security Agreement, and promissory notes.

                                GRADALL EQUIPMENT

                                    ANNEX "B"

B4 - GRADALL "RENTAL PLAN":

Amount to be Financed: 100% of Distributor's Net Invoice Price

Term: 36 months from date of shipment.

Payment:

1% of contract amount, plus interest on the unpaid balance in each of the first 12 months from date of shipment. 2% of contract amount, plus interest on the unpaid balance in each of the 13th thru 24th month from date of shipment.
3% of contract amount, plus interest on the unpaid balance in each of the 25th thru 35th month from date of shipment. Balance due in the 36th month from date of shipment plus interest.

Interest Rate: Citibank, New York, prime rate floating monthly at the rate in effect on the 25th day of the previous month, commencing from shipment date.

Relief Provision: Skip payments will be granted provided 1 monthly payment has been made, the equipment has been returned to the distributor, notification is given prior to the start of the contract month and the OFF-RENTAL report form #7943 has been received. Skip payments may be arranged as follows:
During the first 6 months from date of shipment arrangements may be made for skip payments of principal and interest for a maximum of 5 skip payments. During the 7th thru 12th month from date of shipment skip payments of principal only will be granted for a maximum of 3 skip payments during this period.
During the 2nd and 3rd year from date of shipment skip payments of principal only will be granted with a maximum of 3 skip payments within each 12 month period.

Documentation Charge:

$25.00 on each transaction. Should the transaction be discounted in accordance with the distributor agreement, full refund of this amount will be made.

Cash Discount: 2% 15 days.

If the equipment is sold, the obligation must be paid in full immediately. The Warner & Swasey Company reserves the right to finance all transactions itself or to assign the documents for financing by others.

The contract balance amount note may be refinanced if necessary, but only at the discretion of Gradall and BWSFC upon terms and conditions which they deem acceptable.

In order to finance any machine the distributor must execute the appropriate U.C.C.-1 forms,. a Sale and Security Agreement and Promissory Notes.

                                GRADALL EQUIPMENT
                                    ANNEX "B"

B5 - CONVERSION FROM "FLOOR PLAN" TO "RENTAL PLAN":

Amount to be Financed: 100% of the net unpaid balance.

Terms: 36 months from date of the "Floor Plan" contract.

Payment: 1% of the original contract amount, plus interest on the unpaid balance, in each of the first 12 months from date of the Floor Plan contract. 2% a of the original contract amount, plus interest on the unpaid balance in each of the 13th thru 24th month from date of the Floor Plan contract. 3% of the original contract amount, plus interest on the unpaid balance in each of the 25th thru 35th month from date of the Floor Plan contract. Balance due in the 36th month from date of the Floor Plan contract plus interest. First payment is due 1 month from conversion date. In all cases the monthly period includes the period of time the equipment was on Floor Plan.

Interest Rate:

Citibank, New York Prime Rate floating monthly at the rate in effect on the 25th day of the previous month, commencing from conversion date.

Relief Provisions:

Skip payments will be granted provided 1 monthly payment has been made, the equipment has been returned to the distributor, notification is given prior to the start of the contract month and the OFF-RENTAL report form #7943 has been received.

Skip payments may be arranged as follows:

During the first 6 months from date of the Floor Plan contract arrangements may be made for skip payments of principal and interest for a maximum of 5 skip payments.

During the 7th thru 12th month from date of the Floor Plan contract skip payments of principal only will be granted for maximum of 3 skip payments during third period.

During the 2nd and 3rd year from date of the Floor Plan contract skip payments of principal only will be granted with a maximum of 3 skip payments within each 12 month period.

Documentation Charge: None, since the charge was made on the "Floor Plan" contract.

If the equipment is sold, the obligation must be paid in full immediately.

The Warner & Swasey Company reserves the right to finance all transactions itself or to assign the documents for financing by others.

The contract balance amount note may be refinanced but only at the discretion of Gradall and BWSFC upon terms and conditions which they deem acceptable.

In order to convert the financing of any machine from Floor Plan to Rental Plan, the Distributor must execute the appropriate Extension Agreement and Promissory Notes.

                                GRADALL EQUIPMENT

                                    ANNEX "C"

SERVICE PARTS RETURN POLICY:

Annual Parts Return - Each distributor will be allowed one annual return, month to be determined by The Gradall Company. Maximize value of parts return limited to 7-1/2% of previous year's total stock orders purchased. Return net credit to dealer to be computed using current list prices less 32% discount less 10% handling charge, dealer pays return freight.

Parts shipped in error -- can be returned within 60 days, credit computed on net price a time of The Gradall Company shipment, with The Gradall Company paying freight, and no handling charge. A copy of the invoice must be included with return.

Parts ordered in error - can be returned within 60 days, credit computed on net price at time of The Gradall Company shipment less 10%, with dealer paying freight. A copy of The Gradall Company invoice must be included with return.

GRADALL

                                 WARRANTY POLICY

                                       AND

                               INSTRUCTION MANUAL

              (Annex D to Gradall Equipment Distributor Agreement)













The Gradall Company
406 Mill Ave. S.W.
New Philadelphia, Ohio 44663

Introduction ..........................................................   D-1
New Equipment Warranty ................................................   D-1
Warranty Period .......................................................   D-2
Owner Responsibility ..................................................   D-2
Areas not Covered by Warranty .........................................   D-3
Reports Required ......................................................   D-3
Replacement & Repair Parts ............................................   D-4
Parts Inventory .......................................................   D-4
Parts Freight .........................................................   D-4
Parts (Miscellaneous) .................................................   D-4
Labor .................................................................   D-4
Diagnostic Calls ......................................................   D-5
Out-of-Territory Service ..............................................   D-5
Factory Initiated Field Campaigns .....................................   D-5
Off Rental Machines ...................................................   D-5

                                  INTRODUCTION

This warranty is between The Gradall Company and its distributors. All customer warranties shall be provided by the selling distributor.

The Gradall Company equipment is warranted to be free of defects in material and workmanship. If a defect should exist, replacement of the defective part and reimbursement for the distributor's expenses are provided for as set forth herein.

It is important to remember that the final decision to accept or reject a claim is based on the information presented for each situation. Some details may seem obvious or trivial to the person preparing the claim. However, the manufacturer may not have this same firsthand information. A properly prepared claim, therefore, will contain all information necessary for a just and prompt decision. Additional correspondence to obtain more information only delays settlement.

Throughout this manual The Gradall Company and the Gradall factory will be used interchangeably.

                             NEW EQUIPMENT WARRANTY

The Gradall Company warrants each new product made by it to be free from defects in material and workmanship, its liability under this warranty being limited to furnish free of charge F.0.B. distributors yard any part proving defective under normal use and service within 6 months or 1200 hours (whichever comes first) from the date of initial sale providing the equipment is on record with the Company as being delivered by the distributor and all required reports current. Distributor mileage and labor charges for warranty work will be at the rates set by the Company. The Company shall have the opportunity to inspect all material in question, and have it returned to the Company if it so desires. This warranty does not cover bucket teeth, buckets or boom attachments. This warranty shall not include any liability for direct, indirect or consequential damages or delay resulting from the defect. Any operation beyond rated capacity or the improper use or antlication of the product or the substitution of parts not approved by the Company or the failure to release the machine for warranty work will void this warranty. This warranty covers only the products of The Gradall Company. The products of other manufacturers are covered only by such warranties as are made by their manufactures.

THIS WARRANTY IS EXPRESSLY IN LIEU OF OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

WARRANTY PERIOD

The Gradall Company warranty is for 6 months or 1200 hours, whichever comes first, from date of delivery. The distributor must:

1. Supply qualified servicing.

2. Use trained and experienced service personnel to do all work.

3. Equip service personnel with adequate tools to perform the required work in a minimum amount of time.

4. Provide adequate parts inventory to support machine population in his territory.

5. Educate all his personnel in all aspects of the Gradall product line.

6. Properly maintain the condition of parts and machines in his inventory to "like-new" quality standards as received from The Gradall Company.




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                              OWNER RESPONSIBILITY

The Gradall owner is responsible for all normal preventive maintenance. This includes:

1. Lubricate machine.

2. Keep bolts torqued to specifications.

3. Keep all safety items working.

4. Keep all filters clean.

5. Repair minor hydraulic leaks.

6. Repair minor air system leaks.

7. Use only clean hydraulic, engine and gearbox oil.

8. Perform all other preventive maintenance and safety procedures described in the operator's manual.

The Gradall owner is also responsible for:

1. Using the machine only on safe, approved applications.

2. Using qualified operators who have read and thoroughly understand machine manuals.

3. Releasing machine for warranty work or follow-up inspections. (Failure to release machine for inspections can void warranty.)

4. Reporting accidents to distributor or Gradall factory if distributor is not available.

5. Operating within machine design specifications only. (Example: do not raise hydraulic pressure above specified limits.)

AREA NOT COVERED BY WARRANTY

1. Buckets, bucket teeth or other boom attachments are not covered by warranty.

2. Any abuse, neglect, misapplication or overloading of the machine, accessory or part can void warranty. (Example: raising hydraulic pressure over specified limits, using oversized bucket with boom extension, using unapproved attachment, etc.)

3. Any component of another manufacturer sold by The Gradall Company is not covered by this warranty, but only by such warranty as is made by its manufacturer. These will be handled by The Gradall Company through normal warranty procedures except in the case of those items which the Gradall Service department indicates should be handled by the local representative of the manufacturer.

4. Customer installed parts carry no warranty as The Gradall Company has no way of knowing the condition of the machine or the ability of the technician who made the installation.

5. Altering original machine design without written authorization by The Gradall Company will void machine warranty.

6. Failure to shut down machine for repair after problem is pointed out will make owner responsible for cost of repair.

REPORTS REQUIRED (see separate form-completion instructions)

All required reports must be on record at The Gradall Company branch office and factor. These include:

1. Receiving Form 7936

2. Inspection Form 7938

   Pre-Delivery -- 30, 90, 180 days (1200 Hrs.)

   Follow-up Inspection

3. Delivery & Warranty Registration Form 7937

4. On-Off Rental Report Form 7943

Failure to file any of these reports could void warranty consideration. All reports must be typewritten, submitted on time, complete and signed.

Receiving report..................within 10 days of machine receipt.
Pre-Delivery......................within 10 days of pre-delivery inspection.



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Delivery..........................within 10 days of machine delivery.
Followup inspection (3)...........within 10 days of inspection.
Warranty..........................within 45 days of repair.
Service ..........................as soon as possible (only required if no warranty claim submitted.)
Off-rental .......................10 days of machine return.

A warranty claim must be submitted for each repair. The Gradal Company has final authorization regarding approval or denial of a warranty claim against or one of its products. Do not hold a warranty claim open if the machine is returned to work.

(Example:
Problem:  frayed tool hose and boom roller seized.
Solution: Roller replaced and new hose ordered on 15th of month. Machine returned to work. Hose backordered and not installed until 15th of following month. A separate warranty claim should be submitted for the roller replacement and hose replacement.

REPLACEMENT & REPAIR PARTS

All parts are warranted for 6 months or 1200 hours, whichever comes first, from date of installation. Parts must be installed by a Gradall distributor and Service Report Form 7939 must be submitted to The Gradall Company documenting replacement. The replacement parts warranty does not include labor, mileage or freight.

Parts will be discounted at the standard rate unless a supporting invoice is supplied which shows purchase of the original part underalternate discount rates. All parts claimed must have been purchased new from The Gradall Company and not altered in any way.

It may be requested that parts be returned for diagnosis before credit is issued. If so, parts must be tagged using Form 7942 and must arrive at The Gradall Company within 60 days of date of claim approval by The Gradall Company field service representative. Parts should be sent prepaid or collect as determined by the Gradall field service representative.

PARTS INVENTORY

It will be the responsibility of the distributor to maintain sufficient service parts inventory to properly support the machine population in his territory.

PARTS FREIGHT

The Gradall Company will pay freight, F.0.B. distributor's yard, to rep lace a failed part. Freight will be paid at surface delivery rates only.

If a part is received damaged in shipment, a claim should be entered with the freight line. Any parts received that are unordered, incorrect, or damaged by The Gradall Company may be returned for credit. Customs charges, etc., may be claimed on The Gradall Company caused errors. Lost parts shipments may be claimed from The Gradall Company. All freight claims must be accompanied by a supporting invoice.

PARTS (MISCELLANEOUS)

1. Local purchases will be accepted only if pre-authorized by your Gradall field service representative.

2. Purchases over $15.OO must be accompanied by an invoice.

3. Local purchases must not exceed the cost of the replaced Gradall parts.

4. Hydraulic oil can be claimed only if The Gradall Company has preauthorized. All miscellaneous expenses must be thoroughly explained.



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LABOR

The Gradail Company will pay labor at 75% of the distributor charge-out rate. This rate must be approved by The Gradall Company before being considered official. Daily work performed must be fully documented with labor hours for each repair.

a. If multiple repairs are made, time must be submitted for each.

b. If repairs extend beyond one day, each day's work must be documented.

c. Repair should be made immediately after diagnosing p problem. If parts must be ordered, repair must commence immediately upon receipt of parts.

d. A service report must be submitted immediately explaining why repair work is delayed.

Excessive labor to perform a repair may be rejected by The Gradall Company based on past job experience and records. Excessive time resulting from work being performed by unqualified personnel will be rejected. Repair jobs that exceed 20 hours must be called to the attention of your Gradall field service representative or the Gradall factory.
No dealer overtime premiums are allowed.
Distributor rework due to faulty repair work will not be covered. Customer labor will not qualify for warranty. Inspections are the distributor's responsibility and are not covered by Warranty. No meals and lodging will be paid.

DIAGNOSTIC CALLS

These trips to the machine to determine the problem, with no repairs performed, are not covered by warranty.

MILEAGE

Mileage charges will be allowed at 75% of distributor charge-out rate not to exceed 35 cents per mile. This rate must be approved by The Gradall Company before being considered official. Mileage will be calculated from the nearest distributor location. Mileage allowances for other than a service car or truck must be pre-authorized.

OUT OF TERRITORY SERVICE

When a machine is delivered outside the selling distributor's designated territory, 1/4 of the base discount will be held to insure proper follow up service through out the warranty period. This service fee will be credited to the servicing distributor as the delivery and followup inspections are completed. 20% each for delivery, 30 day inspection and 90 day inspection and 40% following the 180 day inspection at the end of the warranty period.

The selling distributor is required to support the machine. It is permissable for him to contract service with the Gradall distributor nearest the machine. However, written notification must be given the Gradall factory when this is done. Warranty and other reports will then be accepted from the contracted servicing dealer.

FACTORY INITIATED FIELD CAMPAIGNS

These campaigns will pay labor and mileage at full charge-out rate and utilize pre-determined time allowances. The Warranty claim form should be used. All instructions will be detailed in an explanatory letter prior to the start of any campaign.

OFF-RENTAL MACHINES

Warranty coverage for on/off rental machines is 1200 hours or 6 months of operation time, whichever comes first, not to exceed 12 months from date of initial delivery. Each time a machine comes off rental, an Off-Rental Form (No.
7943) must be sent to your local Gradall field service representative and the Gradall factory. When the machine is returned to rental service, a new delivery inspection must be performed and copies of the report sent to your local Gradall field service representative and the Gradall factory. Indicate in remarks section that machine is back on rental.

All questions relating to this warranty should be directed to The Gradall
Company.


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